Exhibit 21 -- Subsidiaries of the Registrant

                           State or Other Jurisdiction
Subsidiaries                    of Incorporation
------------               ---------------------------
Compass Bank                         Alabama
Central Bank of the South            Alabama
Arizona Bank                         Arizona